UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  March 3, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On March 5, 2009, FairPoint Communications, Inc. (the “Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2008 (the “Earnings Release”).  A copy of the Earnings Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

On March 6, 2009, the Company held a conference call to discuss its financial results for the quarter and year ended December 31, 2008 (the “Earnings Call”).  A copy of the transcript (the “Transcript”) of the Earnings Call is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 2.02 disclosure.  The Transcript has been selectively edited to facilitate the understanding of the information communicated during the Earnings Call.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Bonus Criteria for Executive Officers

On March 3, 2009, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) established the 2009 target bonus opportunity percentages and related performance goals for certain members of the Company’s senior management under the FairPoint Communications, Inc. 2008 Annual Incentive Plan (the “Annual Incentive Plan”).

Eugene B. Johnson, the Company’s Chief Executive Officer, is eligible for a target bonus of up to 100% of his 2009 annual base salary.  The target bonus for Mr. Johnson will be based on the following performance criteria (weighted as indicated): (i) 25% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (ii) 25% - the Company achieving a specified year-end broadband penetration target; (iii) 25% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (iv) 20% - the Company reducing its debt by a specified amount during 2009; and (v) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

Peter G. Nixon, the Company’s President, is eligible for a target bonus of up to 50% of his 2009 annual base salary.  The target bonus for Mr. Nixon will be based on the following performance criteria (weighted as indicated): (i) 25% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (ii) 25% - the Company achieving a specified year-end broadband penetration target; (iii) 25% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (iv) 10% - the Company completing systems integration for its operations in northern New England by a specified date; (v) 10% - the Company implementing a customer loyalty program by a specified date and achieving certain goals under the customer loyalty program during 2009; and (vi) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

Alfred C. Giammarino, the Company’s Executive Vice President and Chief Financial Officer, is eligible for a target bonus of up to 50% of his 2009 annual base salary.  The target bonus for Mr. Giammarino will be based on the following performance criteria (weighted as indicated): (i) 25% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (ii) 25% - the Company achieving a specified year-end broadband penetration target; (iii) 25% - the Company reducing its debt by a specified amount during 2009; (iv) 10% - the Company making certain amendments to its Credit Agreement, dated as of March 31, 2008, by and among the Company, Northern New England Spinco Inc. and certain lenders and agents party thereto, as amended (the “Credit Agreement”), which was achieved by the Amendment, Waiver, Resignation and Appointment Agreement, dated as of January 21, 2009, by and among the Company and certain lenders and agents party thereto (the “Credit Agreement Amendment”); (v) 5% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (vi) 5% - the Company finalizing certain payments to Verizon Communications Inc. (“Verizon”) under the Transition Services Agreement (the “Transition Services Agreement”), dated as of January 15, 2007, by and among the Company and certain affiliates of Verizon, as amended, and other agreements, which was achieved by the Transition Agreement, dated as of January 30, 2009, by and among the Company, certain affiliates of the Company, Verizon and certain affiliates of Verizon; and (vii) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

Shirley J. Linn, the Company’s Executive Vice President, General Counsel and Secretary, is eligible for a target bonus of up to 50% of her 2009 annual base salary.  The target bonus for Ms. Linn will be based on the following performance criteria (weighted as indicated): (i) 20% -  the Company entering into certain specified agreements and increasing internal succession-planning cross-training during 2009; (ii) 15% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (iii) 15% - the Company achieving a specified year-end broadband penetration target; (iv) 15% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (v) 10% - managing the performance and cost of the Company’s outside legal advisors, meeting certain budget and expense goals for the in-house legal department and managing litigation prevention and costs; (vi) 10% - the Company improving its public company compliance processes during 2009; (vii) 10% - the Company partnering with the sales organization to improve its sales process; and (viii) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

Lisa R. Hood, the Company’s Senior Vice President and Controller, is eligible for a target bonus of up to 40% of her 2009 annual base salary.  The target bonus for Ms. Hood will be based on the following performance criteria (weighted as indicated): (i) 20% - the Company improving its internal controls for inventory and supply chain by a specified date; (ii) 20% - the Company improving its monthly reporting process by a specified date; (iii) 15% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (iv) 15% - the Company achieving a specified year-end broadband penetration target; (v) 15% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (vi) 10% - facilitating the completion of the Company’s 2010 budget by a specified date; and (vii) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

Thomas E. Griffin, the Company’s Vice President and Treasurer, is eligible for a target bonus of up to 20% of his 2009 annual base salary.  The target bonus for Mr. Griffin will be based on the following performance criteria (weighted as indicated): (i) 15% - the Company achieving all major milestones under the installation schedule for its Next Generation Network by a specified date; (ii) 15% - the Company achieving a specified year-end broadband penetration target; (iii) 15% - the Company increasing its net new commercial and wholesale sales revenue by a specified amount during 2009; (iv) 10% - the Company making certain amendments to the Credit Agreement, which was achieved by the Credit Agreement Amendment; (v) 20% - the Company reducing its debt by a specified amount during 2009; (vi) 10% - managing the Company’s cash flow and payments under its debt agreements during 2009; (vii) 10% - the Company launching a new post-Transition Services Agreement credit and collections department by a specified date; and (viii) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2009.

The Company must meet a minimum Adjusted EBITDA threshold before any payment under the Annual Incentive Plan will be made.

The Compensation Committee, in its sole discretion, will determine whether or not individual performance goals have been satisfied.

Any bonus awards are subject to the terms of the Annual Incentive Plan.

Award of Restricted Units

At its meeting on March 3, 2009, the Compensation Committee approved an annual award for each of the Company’s non-employee directors of approximately $45,000, in the form of either restricted stock or restricted units (“Restricted Units”) representing shares of the Company’s common stock, par value $.01 per share (“Common Stock”), issued under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan (the “Long Term Incentive Plan”).  Each eligible director elected to receive Restricted Units.  Accordingly, on March 3, 2009, the Compensation Committee also approved the form of restricted unit agreement under which the Restricted Units will be issued.  The Restricted Units will vest in four equal quarterly installments on the first day of each of the first four calendar quarters following the grant date, and the holders thereof will be entitled to receive dividends from the grant date, whether or not the Restricted Units have vested.

A copy of the form of the restricted unit award agreement is being furnished by being attached hereto as Exhibit 10.1.

Award of Performance Units

At its meeting on March 3, 2009, the Compensation Committee awarded performance units under the Long Term Incentive Plan to the Company’s senior management employees (excluding the Chief Executive Officer).  The performance units will be earned over the performance period beginning January 1, 2009 and ending December 31, 2011 (the “Performance Period”).  The extent to which the performance units are earned will be determined as follows:

•             The Company’s Adjusted EBITDA for the performance period will determine how 50% of the performance units will be earned.  The number of performance units earned will be based on a comparison of the Company’s Adjusted EBITDA for the Performance Period

to a cumulative, aggregate Adjusted EBITDA target for the Performance Period set by the Compensation Committee on March 3, 2009.

•             The Company’s percentile ranking for stockholder return performance in comparison to a peer group will determine the extent to which the remaining 50% of the performance units are earned.  The peer group will be those companies included in the Dow Jones Telecommunications Index both at the beginning and at the end of the Performance Period.

One share of the Company’s Common Stock will be delivered to each performance unit holder for each performance unit earned as soon as administratively feasible after the end of the Performance Period.

A copy of the form of performance unit award agreement is being furnished by being attached hereto as Exhibit 10.2.

Item 8.01        Other Events

On March 4, 2009, the Board voted to suspend the Company’s quarterly dividend.  This decision reflects the current difficult economic environment, in particular the distressed financial sector, the current status of the Company’s business and potential implications of the difficult economic environment on the Company’s business and the Company’s cash flows, liquidity requirements and current level of indebtedness.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Unit Agreement

10.2	Form of 2009-2011 Performance Unit Award Agreement

99.1	Earnings Release

99.2	Transcript

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Alfred C. Giammarino
Name: Alfred C. Giammarino
Title: Executive Vice President and Chief
Financial Officer

Date:  March 9, 2009